Cordovano and Harvey, P.C.	Certified Public Accountants

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2001 Steele Street
Suite 300
Denver, Colorado 80206
(303) 329-0220 Phone
(303) 316-7493

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Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

RE: Caddo Enterprises, Inc.

We have read Item 4. of the Caddo Enterprises, Inc. Amendment No. 1 to Form 8-K dated June 19, 2002 and we do not disagree with the disclosure.

/s/ Cordovano and Harvey P.C.
Cordovano and Harvey P.C.
Denver, Colorado
March 28, 2002